As filed with the Securities and Exchange Commission on November 2, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Centrus Energy Corp.

(Exact name of Registrant as specified in its charter)

Delaware	52-2107911
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817

(301) 564-3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Todd M. Tinelli
Senior Vice President, Chief Financial Officer and Treasurer

Centrus Energy Corp.
6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua R. Cammaker
Wachtell Lipton Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1331

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

165,342 Shares of Common Stock

This prospectus relates to the proposed resale from time to time of up to 165,342 shares (the “Resale Shares”) of Class A common stock, par value $0.10 per share (the “common stock”) of Centrus Energy Corp. (“Centrus” or “we”), by Ventura Trust, not in its corporate capacity but solely in its capacity as trustee of the Westerman Employee Stock Ownership Trust (the “selling stockholder”).

We issued the Resale Shares to the selling stockholder on October 16, 2026, as a portion of the purchase price consideration under that certain Membership Interest Purchase Agreement, dated as of October 16, 2026 (the “Purchase Agreement”), by and among us, the selling stockholder, and Westerman Holdings, LLC (“Westerman”), a Delaware limited liability company, pursuant to which we acquired 100% of the issued and outstanding equity interests of Westerman, resulting in Westerman becoming our wholly-owned subsidiary. We are registering the Resale Shares on behalf of the selling stockholder pursuant to the Purchase Agreement.

The selling stockholder may offer and sell or otherwise dispose of the Resale Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all fees, commissions and discounts, if any, attributable to the sales of Resale Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Resale Shares. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of its Resale Shares.

Our common stock is listed on the New York Stock Exchange under the trading symbol “LEU.” On October 30, 2026, the last reported sale price of our common stock was $103.29 per share.

Investing in our common stock and purchasing any of the Resale Shares offered by this prospectus involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholder have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or of any sale of our securities. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize, including the documents incorporated by reference herein or therein, before making your investment decision.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, the selling stockholder named in this prospectus or in one or more supplements to this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time. Each time any selling stockholder not named in this prospectus (or in any supplement to this prospectus) sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder must provide a copy of this prospectus and a prospectus supplement naming such selling stockholder as a selling stockholder, to a potential purchaser, as required by law.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus and any documents incorporated by reference.

The selling stockholder may offer and sell the Resale Shares directly to purchasers through agents selected by the selling stockholder or dealers. See “Plan of Distribution.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Centrus,” “Company,” “we,” “our,” “ours” and “us” refer to Centrus Energy Corp. and, where appropriate, its subsidiaries on a consolidated basis.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Centrus Energy Corp.

Centrus is a trusted supplier of nuclear fuel components for the nuclear power industry, which provides a reliable source of carbon free energy and provides enrichment and technical services for public and private customers.

Centrus operates two business segments: (a) LEU, which supplies various components of nuclear fuel to commercial customers from our global network of suppliers, and (b) Technical Solutions, which provides advanced uranium enrichment for the nuclear industry and the U.S. government and advanced manufacturing and other technical services to government and private sector customers.

Our LEU segment provides most of the Company’s revenue and involves the sale of enriched uranium, the fissile component of nuclear fuel, primarily to utilities that operate commercial nuclear power plants. The majority of these sales are for the enrichment component of LEU, which is measured in SWU. Centrus also sells natural uranium hexafluoride (the raw material needed to produce LEU) and occasionally sells uranium concentrates, uranium conversion, or LEU with the natural uranium hexafluoride and SWU components combined into one sale.

LEU is a critical component in the production of nuclear fuel for reactors that produce electricity. We supply LEU and its components to both domestic and international utilities for use in nuclear reactors worldwide. We provide LEU from multiple sources, including medium- and long-term supply contracts, spot purchases and our inventory. As a long-term supplier of LEU to our customers, our objective is to provide value through the reliability and diversity of our supply sources.

Published spot price indicators for SWU reached previous historic highs in April 2009 at $163 per SWU. In the years following the 2011 Fukushima accident in Japan, spot prices declined more than 75%, bottoming out in August 2018 at $34 per SWU. This was followed by a period of price increases, reaching $200 per SWU by December 31, 2025, which surpassed the previous historic high. As of June 30, 2026, spot prices remained steady at $200 per SWU. The increase in the SWU spot price beginning in 2022 has been driven primarily by uncertainty created as a result of the war in Ukraine coupled with growing interest in nuclear power as a source of reliable carbon-free energy. The contemplation of the imposition of tariffs on LEU, if ultimately imposed, may put additional upward pressure on the price of SWU.

When Russian supply is included, the uranium enrichment segment of the global nuclear fuel market is oversupplied. But without Russian supply, the global market for uranium enrichment would be undersupplied. Further, it is not clear that there are sufficient inventories of enriched uranium in the United States to compensate for a loss of Russian supply, absent new capacity that will take a number of years to deploy.

Changes in the supply-demand balance and in the competitive landscape arising from the war in Ukraine or the imposition of tariffs, may affect pricing trends, change customer spending patterns, and create additional uncertainty in the uranium market. At the same time, uncertainty remains about future demand for nuclear power generation. To address such changes and uncertainty, we continue to evaluate opportunities to grow our business organically or through acquisitions and other strategic transactions.

Our Technical Solutions segment is focused on uranium enrichment for the nuclear industry and the U.S. government and advanced manufacturing, engineering and other technical services to government and private sector customers. Under a contract with the DOE, our Technical Solutions segment is operating uranium enrichment capacity for HALEU production, and other capabilities necessary for production of advanced nuclear fuel to meet the evolving needs of the global nuclear industry and the U.S. government. We are also leveraging our unique technical expertise, operational experience, and specialized facilities to expand and diversify our business beyond uranium enrichment, offering new services to existing and new customers in complementary markets.

Our Technical Solutions segment is committed to the restoration of America’s domestic uranium enrichment production capabilities for LEU and HALEU in order to play a critical role in meeting U.S. national security and energy security requirements and advancing America’s clean energy, energy security, and national security objectives. Our Technical Solutions segment is also focused on repairing broken and vulnerable supply chains, providing clean energy jobs, and supporting the communities in which we operate. Our goal is to deliver major components of the next-generation nuclear fuels that will provide reliable carbon-free power around the world.

We are also actively considering and expect to consider potential strategic transactions from time to time, which could involve, without limitation, acquisitions and/or dispositions of businesses or assets, joint ventures or investments in businesses, products or technologies or changes to our capital structure. In connection with any such transaction, we may seek additional debt or equity financing, contribute or dispose of assets, assume additional indebtedness, or partner with other parties to consummate a transaction.

Acquisition of Westerman

On October 16, 2026, we acquired all of the outstanding equity interests of Westerman pursuant to the Purchase Agreement. As a result of the transaction, Westerman and its subsidiaries became our wholly owned subsidiaries. The aggregate purchase price for all of the outstanding equity interests of Westerman was approximately $116.0 million, subject to a customary post-closing working capital adjustment. The purchase price was comprised of approximately $95.0 million in cash and the Resale Shares. In connection with closing of the acquisition, we paid, out of the purchase price and on behalf of Westerman, an aggregate amount of (a) approximately $31.5 million to the holders of subordinated notes previously issued by Westerman in full satisfaction of the notes and (b) $12.7 million to the lender under a term loan facility of Westerman in full repayment of the loan. In connection with closing, we also paid, out of the purchase price, approximately $10.5 million of the selling stockholder’s and Westerman’s transaction expenses. The selling stockholder received the Resale Shares in connection with the transaction.

Corporate Information

Centrus Energy Corp. is a Delaware corporation. Our principal executive office is located at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, and our telephone number is (301) 564-3200. Our website is www.centrusenergy.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC. Reference to our website is made as an inactive textual reference.

The Centrus logo and other trademarks or service marks of Centrus appearing in this prospectus are the property of Centrus. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING

Common stock offered by the selling stockholder	Up to 165,342 shares of our Class A common stock.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from the sale of shares of common stock hereunder.

Selling stockholder	Ventura Trust, not in its individual capacity but solely in its capacity as trustee of the Westerman Employee Stock Ownership Trust.

New York Stock Exchange symbol	Our common stock is listed on the New York Stock Exchange under the symbol “LEU.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference, before making an investment decision. The risks described in these documents are not the only ones we face. The occurrence of any of the risks described in these documents or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could cause a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, many of the risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them could in turn cause the emergence, or exacerbate the effect, of others. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the documents described above. See “Special Note Regarding Forward-Looking Statements.”

Risk Related to the Offering

Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price of our common stock to decline. The selling stockholder currently owns 165,342 shares of our common stock. We are registering all of such shares on a registration statement on Form S-3, of which this prospectus forms a part, under the terms of the Purchase Agreement. The sale of such shares in one or more offerings or any other future sales may also cause our stock price to decline.

Any sales of substantial amounts of our common stock in the public market or the perception that such sales might occur, in connection with an offering made pursuant to this prospectus or otherwise, may cause the market price of our common stock to decline. Upon completion of any offering made pursuant to this prospectus, we will continue to have an aggregate of approximately 19,899,250 shares of our common stock issued and outstanding. Shares will generally be freely tradeable without restriction or further registration under the Securities Act, except for shares owned by one of our “affiliates,” as that term is defined in Rule 405 under the Securities Act. Shares held by “affiliates” may be sold in the public market if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act. Further, we filed registration statements on Form S-8 on July 2, 2021, June 6, 2017 and November 21, 2014, registering 700,000, 200,000 and 1,000,000 shares, respectively, of our common stock issuable pursuant to equity awards granted or to be granted to our employees and certain other eligible individuals. We also plan to issue additional stock-based awards, including annual awards, new hire awards and periodic retention awards, as applicable, to our directors, officers, and other employees under our employee benefits plans as part of our ongoing equity compensation program. If equity securities granted under our long-term incentive plans are sold or it is perceived that they will be sold in the public market, the trading price of our common stock could decline substantially.

The selling stockholder currently owns 165,342 shares of our common stock. We are a party to the Purchase Agreement with the selling stockholder, pursuant to which we agreed to use our reasonable best efforts to file an automatic shelf registration statement to register the sale of all or a portion of the Resale Shares on a delayed or continuous basis in accordance with Rule 415 under the Securities Act. We are filing the registration statement on Form S-3 of which this prospectus forms a part to register all of the 165,342 shares of our common stock that are held by the selling stockholder. Sales by the selling stockholder or others of a substantial number of shares after the distribution, or a perception that such sales could occur, could significantly reduce the market price of our common stock. Any disposition by the selling stockholder of the Resale Shares, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.

Financial Risks

If we are unable to obtain a long-term extension of our existing lease for Piketon from the Department of Energy (“DOE”) on acceptable terms or at all, our planned expansion of low-enriched uranium (“LEU”) and high-assay low-enriched uranium (“HALEU”) enrichment capacity could be delayed or abandoned, and we could be required to recognize a significant charge, either of which could have a material adverse effect on our business, financial condition, and results of operations.

We lease Piketon, where we conduct our uranium enrichment operations, from the DOE. We have announced plans for, and have begun to make significant investments in, a major expansion of our uranium enrichment capacity in Piketon, including plans for large-scale production of both LEU and HALEU. Our existing lease is currently scheduled to expire on October 1, 2027. The DOE has indicated that it will work diligently with us to complete a long-term extension of the lease for Piketon before December 31, 2026. However, the DOE is under no obligation to do so, and there can be no assurance that an extension of our existing lease will be executed by December 31, 2026, or at all, or that any such extension will be on terms that are acceptable to us.

If we are unable to obtain an extension of our existing lease on acceptable terms, we may be required to delay, scale back, or abandon our planned expansion in Piketon, which could materially and adversely affect our operations. In addition, if an extension of our existing lease is not executed by December 31, 2026, we may be required under applicable accounting standards to impair or expense all or a portion of the capitalized improvements we have made at Piketon, which would result in a significant non-cash charge in the period in which it is recognized. Any of these outcomes could have a material adverse effect on our business, financial condition, results of operations, and plans for future growth.

We may not realize the anticipated benefits of acquisitions, including our acquisition of Westerman, and acquisitions may expose us to unknown liabilities, integration difficulties, additional costs and dilution, any of which could adversely affect our business, financial condition, results of operations and the market price of our Class A common stock.

The success of acquisitions, including the acquisition of Westerman, will depend, in part, on our ability to successfully integrate acquired businesses without materially disrupting our existing business or their business relationships. If we experience difficulties in the integration process, we may not fully realize the anticipated benefits of acquisitions in a timely manner, or at all. We may also face other risks, including the following:

•	we may have difficulty integrating acquired businesses’ operations, technologies, services and personnel, including integration of systems of internal controls over financial reporting and other financial and administrative functions;

•	we may identify deficiencies in acquired businesses’ internal control over financial reporting, particularly where, as with Westerman, they were not previously subject to public company requirements;

•	our reported operating results may be negatively impacted due to charges to earnings, including potential impairment charges associated with goodwill and other intangible assets;

•	we may not be able to retain key employees, customers or suppliers of acquired businesses;

•	the integration of acquired businesses may divert management’s attention from our existing operations, including our planned expansion projects;

•	acquired businesses may expose us to customers, markets and competitive conditions with which we have limited experience;

•	acquired businesses’ information technology systems may not possess appropriate security measures;

•	acquisition costs may be satisfied with cash, increasing the risk that we will be unable to satisfy current and future financial obligations, or by the issuance of shares of Class A common stock, which dilutes our existing stockholders;

•	acquired businesses may have known or unknown liabilities, and any indemnification or other recovery available to us may be insufficient to cover them; and

•	we may be subject to litigation or other claims in connection with acquisitions, including potential disputes with sellers.

Our failure to address these risks could cause us to fail to realize the anticipated benefits of acquisitions and could have a material adverse effect on our business, financial condition and results of operations.

To the extent our warrants are accounted for as liabilities, then the changes in value of our warrants could have a material effect on our financial results and on the market price of our securities. Further, issuance of our Class A common stock upon exercise of our warrants may be dilutive to our stockholders.

On September 9, 2026, the Company entered into an underwriting agreement and sold (i) 500,000 shares of Class A common stock, (ii) pre-funded warrants to provide for the purchase, upon exercise, of up to 2,005,513 shares of Class A common stock, and (iii) common warrants to provide for the purchase, upon exercise, of up to 6,992,382 shares of Class A common stock (the pre-funded warrants and the common warrants are collectively referred to herein as the “2026 Warrants”). For additional information on this transaction, see the Company’s Current Report on Form 8-K, filed with the SEC on September 11, 2026.

To the extent our 2026 Warrants are accounted for as derivative liabilities, Accounting Standards Codification 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations.

As a result of any recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. To the extent of any recurring fair value measurement, we expect that we will recognize non-cash gains or losses on the 2026 Warrants each reporting period. Any amount of such gains or losses could be material and the resulting impact of changes in fair value on earnings may have an adverse effect on the market price of our securities.

Further, the exercise of some or all of the 2026 Warrants for shares of our Class A common stock may dilute the ownership interests of our stockholders, and sales of such shares issued upon exercise, or the perception that such sales may occur, could adversely affect the market price of Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions with respect to future events and operational, economic and financial performance. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus, particular risks and uncertainties (hereinafter “risks”) that could cause our actual future results to differ materially from those expressed in our forward-looking statements and which are, and may be, exacerbated by any worsening of the global business and economic environment include but are not limited to the following:

Risks related to the war in Ukraine factors primarily include:

•	risks related to the geopolitical conflicts and the imposition of sanctions or other measures, including bans or tariffs, by (i) the U.S. or foreign governments and institutions such as the European Union, (ii) organizations (including the United Nations or other international organizations), and/or (iii) entities (including private entities or persons), that could directly or indirectly impact our financial position or ability to obtain, deliver, transport, or sell LEU or the separative work units (“SWU”) and natural uranium hexafluoride components of LEU delivered to us under the TENEX Supply Contract or other supply contracts or make related payments or deliveries of natural uranium hexafluoride to TENEX, Joint Stock Company (“TENEX”);

•	risks related to laws or other government measures that ban, delay or restrict (i) imports of Russian LEU into the United States, including but not limited to the Prohibiting Russian Uranium Imports Act (the “Import Ban Act”), or (ii) transactions with Rosatom or its subsidiaries, which include TENEX, or (iii) exports of Russian LEU from Russia to the United States or any entity that is a U.S. entity or that transacts with a U.S. entity, including but not limited to Russian Federal Decree No. 1544 (the “Russian Decree”);

•	risks related to our potential inability to secure additional U.S. government waivers from the Import Ban Act in a timely manner or at all in order to allow us to continue importing Russian LEU under the TENEX Supply Contract or implementing the TENEX Supply Contract;

•	risks related to TENEX’s refusal or its prohibition or inability to deliver, or timely deliver, LEU to us for any reason, including (i) U.S. or foreign government sanctions, bans, or decrees imposed on LEU from Russia or on TENEX, (ii) TENEX being unable, prohibited or unwilling to receive payments, receive the return of natural uranium hexafluoride, or conduct other activities related to the TENEX Supply Contract, (iii) TENEX elects, or is directed (including by its owner or the Russian government), to limit, pause or stop transactions with us or with the United States or other countries or (iv) TENEX is unable to secure specific export licenses from the Russian authorities as required by the Russian Decree for each shipment or secure them in a timely manner to ship Russian LEU to the United States, or such export licenses, once secured, are subsequently rescinded prior to shipment;

•	risks related to laws, sanctions or other government measures that prohibit or restrict doing business with TENEX; and

•	risks related to disputes with third parties, including contractual counterparties, that could result if we do not receive timely deliveries of LEU under the TENEX Supply Contract and are unable to rely on contractual protections.

Risks related to economic and industry factors primarily include:

•	risks related to our dependence on others, such as TENEX, under the TENEX Supply Contract, Orano, under the Orano Supply Agreement, and other suppliers (including, but not limited to, transporters, fabricators or converters) who provide, or deliver, to us the goods and services we need to conduct our business and any resulting negative impact on our liquidity;

•	risks related to our ability to sell, transport or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement, international trade legislation and other international trade restrictions including but not limited to the Import Ban Act and Russian Decree;

•	risks related to the increasing quantities of LEU being imported into the United States from China and the impact on our ability to make future LEU or SWU sales or ability to finance any build-out of our enrichment capacities;

•	risks related to change in laws, tariffs or other government measures that would lift, lower or relax such laws, tariffs or government measures to allow the importation of LEU, or increase its cost, from Russia or other countries with restrictions;

•	risks related to not being able to sell the Russian LEU available for purchase under the TENEX Supply Contract for import in 2026 or 2027 for any reason, including customers having filled their fuel needs for those years;

•	risks related to whether or when government funding or demand for HALEU for government or commercial uses will materialize and at what level;

•	risks regarding funding for continuation and deployment of the American Centrifuge technology;

•	risks related to (i) our ability to perform and absorb costs under the HALEU Operation Contract, (ii) our ability to obtain new contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements;

•	risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the output from the HALEU enrichment facility may not be available to us as a future source of supply;

•	risks related to existing or new trade barriers, and related to contract terms, that limit our ability to procure LEU for, or sell, transport or deliver LEU to, customers;

•	risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability;

•	risks related to the movement and timing of customer orders;

•	risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned;

•	risks that our ability to compete in foreign markets may be limited for various reasons, including policies that favor indigenous suppliers over foreign suppliers of goods and services;

•	risks related to the fact that our revenue is largely dependent on our largest customers;

•	risks related to our backlog, including uncertainty concerning customer actions under current contracts and in future contracting attributable to market conditions, global events or other factors, including our lack of current production capability;

•	risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan, on the nuclear industry and on our business, results of operations and prospects;

•	risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all;

•	risks related to pandemics, endemics, and other health crises; and

•	risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU.

Risks related to operational factors primarily include:

•	risks related to the DOE not issuing any major task orders to any contract awardee under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract;

•	risks related to the Company not winning additional task orders under the HALEU Production Contract, LEU Production Contract and HALEU Deconversion Contract to expand the capacity of the American Centrifuge plant;

•	risks related to DOE not providing an adequate share of the appropriated funding to the Company under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract;

•	risks related to our ability to secure financing to expand our plant for LEU or HALEU or expand it to the level that would make it commercially viable;

•	risks related to the DOE not exercising additional options under Phase 3 of the HALEU Operation Contract or awarding a third party to continue the HALEU Operation Contract;

•	risks related to our inability to increase capacity for HALEU or LEU in a timely manner to meet market demand or our contractual obligations;

•	risks related to DOE not awarding any contracts to the Company in response to the Company’s future proposals;

•	risks related to reliance on the only firm that has the necessary permits and capability to transport LEU from Russia to the United States and that firm’s ability to maintain those permits and capabilities or secure additional permits;

•	risks related to the ongoing government shutdown or lack of funding that could result in program cancellations, disruptions and/or stop work orders and could limit the U.S. government’s ability to make timely payments, including under Executive Order 14158, and our ability to perform under our U.S. government contracts and successfully compete for work including under the HALEU Operation Contract;

•	risks related to changes to the U.S. government’s appropriated funding levels for HALEU Operation Contract due to changes in U.S. government policy or other reasons;

•	risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology;

•	risks related to the potential for demobilization or termination of the HALEU Operation Contract;

•	risks that we will not be able to timely complete the work that we are obligated to perform;

•	risks related to the government’s inability to satisfy its obligations, including supplying government furnished equipment necessary for us to produce and deliver HALEU under the HALEU Operation Contract and processing security clearance applications resulting from a government shutdown or other reasons;

•	risks related to our inability to obtain the government’s approval to extend the term of, or the scope of permitted activities under, our lease with the DOE in Piketon, Ohio;

•	risks related to security, including cybersecurity, incidents that may impact our business operations, including incidents that may relate to the ongoing conflict in the Middle East and other regions of concern;

•	risks related to our inability to perform under fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must incur could be higher than expected and the risk related to complying with stringent government contractual requirements; and

•	risks related to our inability to attract qualified employees necessary for the planned expansion of our operations in Oak Ridge, Tennessee or Piketon, Ohio.

Risks related to financial factors primarily include:

•	risks related to our long-term liabilities, including our defined benefit pension plan obligations and postretirement health and life benefit obligations;

•	risks related to our 0% and 2.25% Convertible Notes maturing in 2032 and 2030, respectively;

•	risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year;

•	risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities;

•	risks related to the Company’s capital concentration;

•	risks related to the value of our intangible assets related to LEU segment’s backlog and customer relationships;

•	risks related to decisions made by our Class B Common Stock stockholders regarding their investment in the Company, including decisions based upon factors that are unrelated to the Company’s performance;

•	risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock) may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders;

•	risks related to (i) the use of our net operating loss (“NOL”) carryforwards and net unrealized built in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; and

•	risks related to failures or security, including cybersecurity, breaches of our information technology systems.

Risks related to general factors primarily include:

•	risks related to our ability to attract and retain key personnel;

•	risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive;

•	risks related to actions, including investigations, reviews or audits, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us;

•	risks related to our inability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks related to the ongoing funding by the government and potential audits;

•	risks related to how aligned we may be, or perceived to be, with any political party, administration, or its policies based on our positions or our political action committee’s advocacy;

•	risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties, or U.S. government rights in our intellectual property based on such agreements;

•	risks related to the competitive environment for our products and services;

•	risks related to changes in the nuclear energy industry;

•	risks related to the competitive bidding process associated with obtaining contracts, including government contracts; and

•	risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly.

Risks related to legal and compliance factors primarily include:

•	risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits);

•	risks related to the impact of, or changes to, government regulation and policies or interpretation of laws or regulations, including by the DOE, the U.S. Department of Commerce and the U.S. Nuclear Regulatory Commission;

•	risks related to the recent U.S. federal government administration’s reliance on executive orders to implement regulatory or trade policy and objectives, which could exacerbate regulatory or, private or public, financing unpredictability;

•	risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company;

•	risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah GDP and Portsmouth GDP; and

•	other risks discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results or events to differ from those discussed in any forward-looking statement. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained in this prospectus. All forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are qualified by these cautionary statements and are only made as of the date of this prospectus, the date of such accompanying prospectus supplement or the date of the document incorporated by reference herein or therein, as the case may be. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein should be evaluated together with the many risks and uncertainties that affect our business, particularly those discussed in greater detail under the heading “Risk Factors” in this prospectus, in accompanying prospectus supplement and in our most recent Annual Report on Form 10-K filed with the SEC.

We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All Resale Shares to be sold pursuant to this prospectus will be sold by the selling stockholder. We will not receive any of the proceeds from such sales. The selling stockholder will pay all applicable underwriting discounts, selling commissions and transfer taxes, if any, and any other expenses incurred by the selling stockholder in respect of the sale of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration statement of which this prospectus forms a part, including, without limitation, all registration fees, listing fees of the New York Stock Exchange, and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

A description of the material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and it is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.

The authorized capital stock of Centrus Energy Corp. consists of (a) 100,000,000 shares of common stock, par value $0.10 per share, of which 70,000,000 shares are classified as Class A Common Stock, and 30,000,000 shares are classified as Class B Common Stock, and (b) 20,000,000 shares of preferred stock, par value $1.00 per share, of which 2,000,000 shares have been designated Series A Participating Cumulative Preferred Stock. The Class A Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and trades on the New York Stock Exchange platform under the symbol “LEU.”

The following description of the terms of our securities is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Third Amended and Restated Bylaws (the “Bylaws”), and the Rights Agreement (as defined below), all of which are exhibits to our Annual Report on Form 10-K.

Class A Common Stock

The holders of Class A Common Stock are entitled to one vote for each outstanding share of Class A Common Stock owned by that stockholder on every matter properly submitted to the stockholders for their vote, except for any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock or Class B Common Stock. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority in voting power of the stock represented and entitled to vote. However, questions governed expressly by provisions of the Certificate of Incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The holders of Class B Common Stock are entitled to elect up to two directors, which right is subject to change based on certain holding requirements. Otherwise, the directors are elected by a plurality of votes cast on the election of directors.

Subject to the rights of the holders of any series of preferred stock outstanding at any time, the holders of Class A Common Stock and Class B Common Stock will be entitled to share ratably, based upon the number of shares held, in such dividends and other distributions of cash or any other right or property as may be declared by the Board of Directors out of the assets or funds legally available for such dividends or distributions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of Class A Common Stock and Class B Common Stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.

The Certificate of Incorporation does not provide for any conversion, sinking fund, redemption, preference, preemptive right, or right of subscription for the Class A Common Stock. Issued and outstanding shares of Class B Common Stock convert into shares of Class A Common Stock upon transfer to a party other than the current Class B stockholders and their respective affiliates.

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by the Chairman, the President, the Board of Directors or a committee empowered by the Board of Directors to call a special meeting. Stockholders are not permitted to call, or to require that the Board of Directors call, a special meeting of stockholders.

In the event that levels of foreign ownership of the Company’s stock established by the Certificate of Incorporation are exceeded, the Board of Directors has the right to take certain actions with respect to such ownership. These actions include requesting information from holders (or proposed holders) of the Company’s securities, refusing to permit the transfer of securities by such holders, suspending or limiting voting rights of such holders, redeeming or exchanging shares of the Company’s stock owned by such holders on terms set forth in the Certificate of Incorporation, and taking other actions that are deemed necessary or appropriate to ensure compliance with the foreign ownership restrictions.

Delaware Takeover Statute. The Company is subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Rights to Acquire Series A Participating Cumulative Preferred Stock

On April 6, 2016, Centrus adopted a Section 382 stockholders rights plan and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record on April 6, 2016. Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, at an exercise price of $1,143.95 per right, subject to adjustment. The terms of the rights are set forth in a Section 382 Rights Agreement between us, Computershare, Inc. and Computershare Trust Company, N.A., as amended (the “Rights Agreement”).

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.99% or more of common stock, with certain exceptions. The rights initially trade together with the common stock and are not exercisable. In the absence of further action by the Board, the rights would generally become exercisable and allow a holder to acquire shares of a new series of the Company’s preferred stock if any person or group acquires 4.99% or more of the outstanding shares of the Company’s common stock, or if a person or group that already owned 4.99% or more of the Company’s Class A Common Stock when the rights plan was initially adopted acquires additional shares representing 0.5% or more of the outstanding shares of the Company’s Class A Common Stock. The rights beneficially owned by the acquirer would become null and void, resulting in significant dilution in the ownership interest of such acquirer.

The Board may exempt any acquisition of the Company’s common stock from the provisions of the Rights Agreement if it determines that doing so would not jeopardize or endanger the Company’s use of its tax assets or is otherwise in the best interests of the Company. The Board also has the ability to amend or terminate the Rights Agreement prior to a triggering event. Unless earlier terminated or extended in accordance with the Rights Agreement, the rights issued under the Rights Agreement expire on June 30, 2029.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LEU.”

SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder to offer and sell from time to time up to 165,342 shares of our common stock for its own account. We are registering the offer and sale of the Resale Shares beneficially owned by the selling stockholder to satisfy certain registration obligations that we granted the selling stockholder in the Purchase Agreement. Pursuant to the Purchase Agreement we entered into, we have agreed to use our reasonable best efforts to file an automatic shelf registration statement to register the sale of all or a portion of the Resale Shares on a delayed or continuous basis in accordance with Rule 415 under the Securities Act.

The following table sets forth certain information with respect to the selling stockholder, including (i) the name of the selling stockholder; (ii) the number of shares beneficially owned by the selling stockholder prior to this offering; (iii) the number of shares that may be offered under this prospectus by the selling stockholder; and (iv) the number of shares of our common stock beneficially owned by the selling stockholder after completion of this offering, assuming all of the Resale Shares covered hereby are sold. The selling stockholder may sell some, all or none of its Resale Shares covered by this prospectus. We do not know how long the selling stockholder will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any Resale Shares, except as described herein. The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the Resale Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of Resale Shares covered by this prospectus the selling stockholder will own in the future. The selling stockholder has not otherwise held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of its ownership of the Resale Shares. As used in this prospectus, “selling stockholder” includes the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees, distributees and others who may later hold the selling stockholder’s interests, or interests therein.

Beneficial ownership of the selling stockholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 19,899,250 shares of common stock outstanding as of October 30, 2026.

The Resale Shares held by the selling stockholder reflected in the table below may be sold by the selling stockholder, or a different selling stockholder named in any prospectus supplement, as applicable, in one or more offerings described in this prospectus and any applicable prospectus supplement. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Beneficial Ownership Prior to This Offering				Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares of Common Stock	% of Total Voting Power Before This Offering (1)	Percent of Class A common (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock	% of Total Voting Power After This Offering	Percent of Class
Ventura Trust, not in its individual capacity but solely as trustee of the Westerman Employee Stock Ownership Trust	165,342	0.83%	0.86%	165,342	—	—%	—%

(1)	As of October 30, 2026 the Company had issued 19,899,250 shares of common stock, consisting of 19,180,050 shares of Class A common stock and 719,200 shares of Class B common stock. The holders of Class B common stock have the same rights, powers, preferences and restrictions and the stock ranks equally in all matters with the Class A common stock, except in regard to voting. The Class B common stock converts to Class A common stock upon transfer to a non-Class B common stockholder. Percentage of class owned is based on 19,180,050 shares of Class A common stock outstanding as of October 30, 2026.

PLAN OF DISTRIBUTION

We are registering the Resale Shares held by the selling stockholder (which as used herein means the entity listed in the table included herein under “Selling Stockholder” and the pledgees, donees, transferees, assignees, successors, distributees and others who come to hold any of the common stock covered by this prospectus as a result of a transfer not involving a public sale) from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the Resale Shares.

The selling stockholder of the Resale Shares may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling the securities offered pursuant to this prospectus:

•	on any national securities exchange on which our shares of common stock may be listed at the time of sale, including the New York Stock Exchange (including through “at the market” offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through put or call option transactions relating to the shares of common stock;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;

•	directly to one or more purchasers;

•	through agents;

•	through broker-dealers who may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any of these methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the Resale Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Resale Shares by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Wachtell, Lipton, Rosen & Katz, will pass upon the validity of the shares of common stock offered by this prospectus.

EXPERTS

The financial statements of Centrus Energy Corp. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to Centrus Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Centrus Energy Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Such annual, quarterly and current reports, proxy statements and other information, as well as the registration statement, including the exhibits and any schedules thereto, are available on the Internet website maintained by the SEC at http://www.sec.gov. These documents may also be accessed on our website under the heading “Investor Relations” at www.centrusenergy.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 11, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A related to our 2026 annual meeting of shareholders, filed with the SEC on April 24, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed on May 6, 2026 and August 6, 2026, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 23, 2026, February 11, 2026, March 16, 2026, April 20, 2026, June 18, 2026 (pursuant to Items 8.01, and 9.01), June 18, 2026 (pursuant to Items 1.01, 3.03, 5.02, 5.07 and 9.01), July 2, 2026, August 6, 2026, August 18, 2026, September 9, 2026, September 11, 2026, September 17, 2026 and October 19, 2026; and

•	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on April 7, 2016, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.13 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, MD 20817, tel: (301) 564-3200. These documents are also available on the Investors section of our website, which is located at www.centrusenergy.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us in connection with the securities being registered.

Amount
SEC registration fee	$1,432.72
Accounting fees and expenses	$30,000
Legal fees and expenses	$50,000
Transfer agent and registrar fees and expenses	---
Miscellaneous fees and expenses	---
Total	$81,432.72

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation in its certificate of incorporation or an amendment to eliminate or limit the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, to which he or she is a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify under Delaware law.

We have entered into indemnification agreements with each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer or in connection with his or her service at our request for another corporation or entity.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.	Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of October 16, 2026, by and among Centrus Energy Corp., Ventura Trust, not in its individual capacity but solely as trustee of the Westerman Employee Stock Ownership Trust and Westerman Holdings, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 19, 2026).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
24.1	Power of Attorney (see signature pages)
107	Filing Fee Table

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(iii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iv)           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(v)            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(3)            To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on November 2, 2026.

CENTRUS ENERGY CORP.

By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer and Treasurer (Duly Authorized Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Amir Vexler and Todd M. Tinelli, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir V. Vexler	President and Chief Executive Officer (Principal Executive Officer) and Director	November 2, 2026
Amir V. Vexler

/s/ Todd M. Tinelli	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 2, 2026
Todd M. Tinelli

/s/ Mikel H. Williams	Chairman of the Board and Director	November 2, 2026
Mikel H. Williams

/s/ Kirkland H. Donald	Director	November 2, 2026
Kirkland H. Donald

/s/ Tetsuo Iguchi	Director	November 2, 2026
Tetsuo Iguchi

/s/ Tina W. Jones	Director	November 2, 2026
Tina W. Jones

/s/ William J. Madia	Director	November 2, 2026
William J. Madia

/s/ Ray A. Rothrock	Director	November 2, 2026
Ray A. Rothrock

II-4